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                                 EXHIBIT 10(i)
                              Consent of Counsel

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                                                        April 28, 1998
[LETTERHEAD]





AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, Delaware 19801


Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus and in the caption "Legal Counsel" in the Statement of Additional Information Contained in Post Effective Amendment No. 8 to the Registration Statement on Form N-4(File No. 33-58504) filed by AIG Life
Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



Very Truly Yours,

/s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
Jorden Burt Boros Cicchetti Berenson & Johnson